AMENDED AND RESTATED

                              DECLARATION OF TRUST

                                       OF

                                    FUNDTRUST


                               Dated July 1, 1987


                  AMENDED AND RESTATED DECLARATION OF TRUST made July 1,
1987;

                  WHEREAS, the Trustees desire to establish a trust for the investment and reinvestment of funds contributed thereto; and

                  WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, as hereinafter provided;

                  NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of the holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof.


                                    ARTICLE I

                              NAME AND DEFINITIONS

                  SECTION 1.1. NAME. The name of the trust created hereby, until and unless changed by the Trustees as provided in
Section 8.3(a) hereof, is "FundTrust."

                  SECTION 1.2. DEFINITIONS. Wherever they are used herein, the following terms have the following respective meanings:

                           (a)      "BY-LAWS" means the By-laws referred to in
Section 2.8 hereof, as from time to time amended.

                           (b)      The terms "COMMISSION" and "INTERESTED
PERSON," have the meanings given them in the 1940 Act. Except as otherwise defined by the Trustees in conjunction with the establishment of any series of Shares the term "VOTE OF A MAJORITY OF THE SHARES OUTSTANDING AND ENTITLED TO VOTE" shall have the same meaning as the term "VOTE OF A MAJORITY OF THE OUTSTANDING VOTING SECURITIES" given it in the 1940 Act.

                           (c)      "CUSTODIAN" means any Person other than the
Trust who has custody of any Trust Property as required by

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Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said Section 17(f).

                           (d)     "DECLARATION" means this Declaration of Trust
as amended from time to time. Reference in this Declaration of Trust to "DECLARATION," "HEREOF," and "HEREUNDER," shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.

                           (e)      "DISTRIBUTION" means a party other than the
Trust, to a contract described in Section 3.1 hereof.

                           (f)      "HIS" shall include the feminine and neuter,
as well as the masculine genders, and the plural as well as the singular number, in accordance with the context.

                           (g)      The "1940 ACT" means the Investment Company
Act of 1940, as amended from time to time.

                           (h)      "PERSON" means and includes individuals,
corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                           (i)      "SHAREHOLDER" means a record owner of
Outstanding Shares.

                           (j)      "SHARES" means the equal proportionate units
of interest into which the beneficial interest in the Trust shall be divided from time to time, including the Shares of any and all series which may be established by the Trustees, and includes fractions of Shares as well as whole Shares. "OUTSTANDING SHARES" means those Shares shown from time to time on the books of the Trust or its Transfer Agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the Treasury of the Trust.

                           (k)      "TRANSFER AGENT" means any Person other than
the Trust who maintains the Shareholder records of the Trust, such as the list of Shareholders, the number of Shares credited to each account, and the like.

                           (l)      The "TRUST" means FundTrust II.

                           (m)      The "TRUST PROPERTY" means any and all
property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust, including any series of the Trust, or the Trustees in their capacity as such.

                           (n)      The "TRUSTEES" means any Person who has
signed this Declaration, so long as he shall continue in office in accordance with the terms hereof, and any other Person who may

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from time to time be duly elected, qualified and serving as Trustees in accordance with the provisions of Article II hereof, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in this capacity or their capacities as Trustees hereunder.


                                   ARTICLE II

                                    TRUSTEES

                  SECTION 2.1. GENERAL POWERS. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted, and such obligations and duties as may be prescribed, by this Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they may deem necessary, proper or desirable in order to promote the interests of the Trust, including such things as may not be herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

          The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be executed without order of or resort to any court.

                  SECTION 2.2. INVESTMENTS. The Trustees shall have the power:
                           (a)     To operate as and carry on the business of an
open-end, management investment company, as defined in the 1940 Act, and exercise all the powers necessary and appropriate to the conduct of such operations.

                           (b)      To invest in, hold for investment, or
reinvest in, securities (which term "securities" shall include common and preferred stocks; warrants; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including securities of any state, municipality or other political subdivision thereof, or any government or quasi-governmental

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agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality).

                           (c)      To acquire (by purchase, subscription or
otherwise), to hold, to trade in and deal in, to acquire or sell any rights, options, futures contracts or other instruments to purchase or sell, and to sell or otherwise dispose of, to lend, and to pledge any securities, property or other assets.

                           (d)     To exercise all rights, powers and privileges
of ownership or interest in all securities and repurchase agreements included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and repurchase agreements.

                           (e)      To acquire (by purchase, lease or otherwise)
and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property real or personal, including cash, and any interest therein.

                           (f)      To borrow money and in this connection issue
notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person and to lend Trust Property.

                           (g)     To aid by further investment any corporation,
company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest.

                           (h)      In general to carry on any other business in
connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

                  The foregoing clauses shall be construed both as

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objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

                  The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

                  SECTION 2.3. LEGAL TITLE. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is deemed appropriately protected. The right, title and interest of the Trustees in the Trust Property and the property of each series of the Trust shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office, resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property and the right, title and interest of such Trustee in all such property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveying documents have been executed and delivered.

                  SECTION 2.4. ISSUANCE AND REPURCHASE OF SECURITIES. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VI and VII and
Section 5.11 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the particular series of the Trust with respect to which such Shares are issued, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

                  SECTION 2.5. DELEGATION; COMMITTEES. The Trustees shall have power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to the same extent as such delegation is permitted by the 1940 Act.

                  SECTION 2.6. COLLECTION AND PAYMENT. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to

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the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and, without need for any court order, to enter into releases, agreements and other instruments.

                  SECTION 2.7. EXPENSES. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carrying out any of the purposes of this Declaration, and to pay reasonable compensation from the Trust and/or its series to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

                  SECTION 2.8. MANNER OF ACTING; BY-LAWS. Except as otherwise provided herein or in the By-laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar Communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a majority of the Trustees then in office. The Trustees may adopt By-laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-laws to the extent such power is not reserved to the Shareholders.

                  Notwithstanding the foregoing provisions of this Section 2.8 and in addition to such provisions or any other provision of this Declaration or of the By-laws, the Trustees may by resolution appoint a committee consisting of one or more Trustees and less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

                  SECTION 2.9. MISCELLANEOUS POWERS. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations, to the extent permitted by law; (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) to the extent permitted by law, purchase, and pay for out of Trust Property, insurance policies insuring the

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Shareholders, Trustees, officers, employees, agents, investment advisers, administrators, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity; (e) establish pension, profit-sharing, Share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) to the extent permitted by law, indemnify any person with whom the Trust has dealings, including persons referred to in subparagraph (d), above, to such extent as the Trustees shall determine; (g) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and (h) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

                  SECTION 2.10. PRINCIPAL TRANSACTIONS. Except in transactions not permitted by the 1940 Act or rules and regulations adopted by the Commission, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust or any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with persons acting as investment adviser, administrator, Distributor or Transfer Agent or with any interested Person of such Person; and the Trust may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, Transfer Agent, dividend disbursing agent or Custodian upon customary terms.

                  SECTION 2.11. NUMBER OF TRUSTEES. The number of Trustees shall initially be one (1), and thereafter shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15).

                  SECTION 2.12. ELECTION AND TERM. Except for the Trustees named herein, designated by such Trustees prior to the issuance of Shares, or appointed to fill vacancies pursuant to Section 2.14 hereof, the Trustees shall be elected by the Shareholders owning of record a plurality of the Shares voting at a meeting of Shareholders called for that purpose. Except in the event of resignation or removal pursuant to Section 2.13 hereof, each Trustee shall hold office until the next such meeting of Shareholders and until his successor is duly elected and qualified.

                  SECTION 2.13. RESIGNATION AND REMOVAL. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and

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delivered to the other Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (i) with cause, by the action of two-thirds of the remaining Trustees (provided the aggregate number of Trustees after such removal shall not be less than three) or (ii) by vote of holders of two-thirds of the outstanding Shares of the Trust, either by declaration in writing or at a meeting called for such purpose. A meeting for the purpose of considering the removal of a person serving as Trustee shall be called by the Trustees if requested in writing to do so by holders of not less than 101 of the outstanding Shares of the Trust. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustee shall require as provided in the preceding sentence.

                  SECTION 2.14. VACANCIES. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. No such vacancy shall operate to annul the Declaration or to revoke any existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees. Subject to the provisions of
Section 16(a) of the 1940 Act, the remaining Trustees shall fill such vacancy by the appointment of such other person as they in their discretion shall see fit, made by a written instrument signed by a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees, provided that such appointment shall not become effective prior to such retirement, resignation or increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.14, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees in office shall be conclusive evidence of the existence of such vacancy.

                  SECTION 2.15. DELEGATION OF POWER TO OTHER TRUSTEES. Any Trustee may, by power of attorney, delegate his power for a

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period not exceeding six (6) months at any one time to any other Trustee or
Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under this Declaration, except as herein otherwise expressly provided.


                                   ARTICLE III

                                    CONTRACTS

                  SECTION 3.1. UNDERWRITING CONTRACT. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of the Shares to net the Trust not less than the amount provided for in Section 7.1 of Article VII hereof, whereby the Trustees may either agree to sell the Shares to the other party to the contract or appoint such other party their sales agent for the Shares, and in either case on such terms and conditions as may be prescribed in the By-laws, if any, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this
Article III or of the By-laws; and such contract may also provide for the repurchase of the Shares by such other party as agent of the Trustees.

                  SECTION 3.2. ADVISORY, MANAGEMENT OR ADMINISTRATIVE CONTRACTS. The Trustees may in their discretion from time to time enter into one or more investment advisory, management or administrative contracts whereby the other party(ies) to such contract(s) shall undertake to furnish to the Trust or to one or more of its series such management, investment advisory, administrative, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine, including the grant of authority to such other party to recommend or to determine what securities shall be purchased or sold by the Trust or a series and what portion of assets shall be uninvested, which authority shall include the power to make changes in investments, and to recommend or to select the brokers or dealers to be used for such transactions.

                  SECTION 3.3. OTHER SERVICE CONTRACTS. The Trustees are also empowered, at any time and from time to time, to contract with any corporations, trusts, associations, or other organizations, appointing it or them the Business Manager, Custodian(s), Transfer Agent(s) and/or shareholder servicing agent(s) and/or other agents for the Trust or one or more of the series. Every such contract shall comply with such requirements and restrictions as may be set forth in the By-laws or stipulated by resolution of the Trustees.


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                  SECTION 3.4. AFFILIATIONS OF TRUSTEES OR OFFICERS, ETC.
The fact that:
                           (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any partnership, corporation, trust, association or other organization or of or for any parent or affiliate of any organization, with which a contract of the character described in Sections 3.1, 3.2 or 3.3 above may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Trust, or that

                           (ii) any partnership, corporation, trust, association or other organization with which a contract of the character described in Sections 3.1, 3.2 or 3.3 above may have been or may hereafter be made also has any one or more of such contracts with one or more other partnerships, corporations, trusts, associations or other organizations, or has other businesses or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                  SECTION 3.5. COMPLIANCE WITH 1940 ACT. Any contract entered into by the Trust shall be consistent with applicable requirements of the 1940 Act or other applicable law.



                                   ARTICLE IV

                    LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                              TRUSTEES, AND OTHERS

                  SECTION 4.1. NO PERSONAL LIABILITY OF SHAREHOLDERS, TRUSTEES, ETC. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Persons other than to the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his duties with respect to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of

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the Trust. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust is made a party to any suit or Proceeding to enforce any such liability of the Trust, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless From and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, provided that any such expenses shall be paid solely out of the funds and property of the series of the Trust with respect to which such Shareholder's Shares are issued. The rights accruing to a Shareholder under this Section 4.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided for herein.

                  SECTION 4.2. NON-LIABILITY OF TRUSTEES, ETC. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, agent or service provider thereof for any action or failure to act by him (her) or any other such Trustee, officer, employee, agent or service provider (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his office. The term "service provider," as used in this Section 4.2, shall include any investment adviser, principal underwriter, transfer agent or other person with whom the Trust has an agreement for provision of services.

                  SECTION 4.3. MANDATORY INDEMNIFICATION.

         (a) Subject to the exceptions and limitations contained in paragraph (b) below:

                  (i) every person who is, or has been, a Trustee or officer of the Trust shall be indemnified by the Trust to the fullest extent permitted by law against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

                  (ii) the words "claim", "action", "suit", or "Proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including

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                  appeals), actual or threatened; and the words "liability" and
                  "expenses" shall include without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

         (b) No indemnification shall be provided hereunder to a Trustee or officer:

                  (i) against any liability to the Trust or the Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

                  (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust;

                  (iii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) resulting in a payment by a Trustee or officer, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office:

                           (A) by the court or other body approving the settlement or other disposition; or

                           (B) based upon a review of readily available facts (as opposed to a full trial-type inquiry) by (1) vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or (2) written opinion of independent legal counsel.

         (c) To the extent permitted by law, the rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors, administrators and assigns of such a person. Nothing contained herein shall affect any rights to indemnification to which personnel of the Trust other than Trustees and officers may be entitled by contract or otherwise under law.

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         (d) Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this
Section 4.3 may be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 4.3, provided that either:

                  (i) such undertaking is secured by a surety bond or some other appropriate security provided by the recipient, or the Trust shall be insured against losses arising out of any such advances; or

                  (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), there is reason to believe that the recipient ultimately will be found entitled to indemnification.

                  As used in this Section 4.3, a "Disinterested Trustee" is one who is not (i) an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), or (ii) involved in the claim, action, suit or proceeding.

                  SECTION 4.4. NO BOND REQUIRED OF TRUSTEES. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

                  SECTION 4.5. NO DUTY OF INVESTIGATION; NOTICE IN TRUST INSTRUMENTS, ETC. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of

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the Trust under any such instrument are not binding upon any of the Trustees or
Shareholders individually, but bind only the estate of the Trust or series, as applicable, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

                  SECTION 4.6. RELIANCE ON EXPERTS, ETC. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the Investment Adviser, the Distributor, Transfer Agent, selected dialers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.


                                    ARTICLE V

                          SHARES OF BENEFICIAL INTEREST

                  SECTION 5.1. BENEFICIAL INTEREST. The interest of the beneficiaries hereunder shall be divided into transferable Shares of beneficial interest of $0.001 par value per share. All Shares shall be of one class, except as provided in Section 5.11 hereof. The number of shares of beneficial interest authorized hereunder is unlimited. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and non-assessable.

                  SECTION 5.2. RIGHTS OF SHAREHOLDERS. The ownership of the Trust Property and the property of each series of the Trust of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive,

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appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any series of Shares.

                  SECTION 5.3. TRUST ONLY. It is the intention of the Trustees to create only the relationship of trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

                  SECTION 5.4. ISSUANCE OF SHARES. The Trustees in their discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury, and Shares may be issued in separate series as provided in Section
5.11 hereof. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust or any series. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or integral multiples thereof. The Trustees, the Distributor or any other person the Trustees may authorize for the purpose may, in their discretion, reject any application for the issuance of Shares.

                  SECTION 5.5. REGISTER OF SHARES. A register shall be kept at the principal office of the Trust or an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and

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regulations as to their use.

                  SECTION 5.6. TRANSFER OF SHARES. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

                  Any Person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

                  SECTION 5.7. NOTICES. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

                  SECTION 5.8. TREASURY SHARES. Charts held in the treasury shall, until reissued pursuant to Section 5.4, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

                  SECTION 5.9. VOTING POWERS. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Section 2.12; (ii) with respect to any investment advisory or investment management contract entered into pursuant to Section 3.2; (iii) with respect to termination of the Trust as provided in Section 8.2; (iv) with respect to any amendment of this Declaration to the extent and as provided in Section 8.3; (v) with respect to any merger, consolidation or sale of assets as provided in Section 8.4; (vi) with respect to incorporation of the Trust to the extent and as provided in
Section 8.5; (vii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or

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claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders; and (viii) with respect to such additional matters relating to the Trust as may be required by this Declaration, the By-laws or any registration of the Trust as an investment company under the 1940 Act with the Commission (or any successor agency) or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that the Trustees may, in conjunction with the establishment of any series of Shares, establish conditions under which the several series shall have separate voting rights or no voting rights. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration or the Bylaws to be taken by Shareholders. The By-laws may include further provisions for Shareholders' votes and meetings and related matters.

                  SECTION 5.10. MEETINGS OF SHAREHOLDERS. A meeting of the Shareholders shall be held at such times, on such day and at such hour as the Trustees may from time to time determine, either at the principal office of the Trust, or at such other place as may be designated by the Trustees, for the purposes specified in Section 2.12 or 2.13 and for such other purposes as may be specified by the Trustees.

                  SECTION 5.11. SERIES DESIGNATION. The Trustees, in their discretion, may authorize the division of Shares into two or more series, and the different series shall be established and designated, and the variations in the relative rights and preferences as between the different series shall be fixed and determined, by the Trustees; provided, that all Shares shall be identical except for such variations as shall be fixed and determined by the Trustees and set forth in the Trust's then current registration statement, and the reasonable consequences of such variations. All references to Shares in this Declaration shall be deemed to be Shares of any or all series as the context may require.

                  If the Trustees shall divide the Shares of the Trust into two or more series, the following provisions shall be applicable:

                  (a) All provisions herein relating to the Trust shall apply equally to each series of the Trust except as the context requires otherwise.

                  (b) The number of authorized Shares and the number of Shares of each series that may be issued shall be unlimited. The
Trustees may classify or reclassify any unissued Shares or any

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                                                        17

Shares previously issued and reacquired of any series into one or more series that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series reacquired by the Trust at their discretion from time to time.

                  (c) All consideration received by the Trust for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of such series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. in the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon all persons for all purposes.

                  (d) The assets belonging to each particular series shall be charged with the liabilities of the Trust in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable and no series shall be liable to any person except for its allocated share. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon all persons for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items are capital; and each such determination and allocation shall be conclusive and binding upon all persons. All persons extending credit to, or contracting with or having any claim against a particular series of the Trust shall look only to the assets of that particular series for payment of such credit, contract or claim.

                  (e) Each Share of a series of the Trust shall represent a beneficial interest in the net assets of such series.
Each holder of Shares of a series shall be entitled to receive

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                                                        18
his pro rata share of distributions of income and capital gains made with respect to such series. Upon redemption of his Shares or indemnification for liabilities incurred by reason of his being or having been a Shareholder of a series, such Shareholder shall be paid solely out of the funds and property of such series of the Trust. Upon liquidation or termination of a series of the Trust, Shareholders of such series shall be entitled to receive a pro rata share of the net assets of such series. A Shareholder of a particular series of the Trust shall not be entitled to participate in a derivative or class action on behalf of any other series or the Shareholders of any other series of the Trust.

                  (f) Notwithstanding any other provision hereof, on any matter submitted to a vote of Shareholders of the Trust, all Shares then entitled to vote shall be voted in the aggregate, except that (1) when required by the 1940 Act, Shares shall be voted by individual series and not in the aggregate, and
(2) when the Trustees have determined that the matter affects only the interests of Shareholders of a limited number of series, then only the Shareholders of such series shall be entitled to vote thereon.

                  The establishment and designation of any series of Shares shall be effective upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

                  SECTION 5.12. POWER OF TRUSTEES TO CHANGE PROVISIONS RELATING TO SHARES. Notwithstanding any other provision of this Declaration of Trust and without limiting the power of the Trustees to amend the Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that before adopting any such amendment without Shareholder approval the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders or that Shareholder approval is not otherwise required by the 1940 Act or other applicable law.

                  Without limiting the generality of the foregoing, the

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                                                        19

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Trustees may, for the above-stated purposes, amend the Declaration of Trust to:

                  (a) create one or more Series of Shares (in addition to any Series already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Trustees shall determine and reclassify any or all outstanding Shares as shares of particular Series in accordance with such eligibility requirements;

                  (b)  amend any of the provisions set forth in Section
                  5.11 of this Article V;

                  (c) combine one or more Series of Shares into a single Series on such terms and conditions as the Trustees shall determine;

                  (d) change or eliminate any eligibility requirements for investment in Shares of any Series, including without limitation, to provide for the issue of Shares of any Series in connection with any merger or consolidation of the Trust with another Trust or company or any acquisition by the Trust of part or all of the assets of another trust or investment company;

                  (e)  change the designation of any Series of Shares;

                  (f) change the method of allocating dividends among the various Series of Shares;

                  (g) allocate any specific assets or liabilities of the Trust or any specific items of income or expense of the Trust to one or more Series of Shares;

                  (h) specifically allocate assets to any or all Series of Shares or create one or more additional Series of Shares which are preferred over all other Series of Shares in respect of assets specifically allocated thereto or any dividends paid by the Trust with respect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise and provide for any special voting or other rights with respect to such Series.



                                   ARTICLE VI

                       REDEMPTION AND REPURCHASE OF SHARES

                  SECTION 6.1. REDEMPTION OF SHARES.  All Shares of the

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                                                        20

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Trust shall be redeemable at the redemption price determined in the manner set out in this Declaration. Redeemed or repurchased Shares may be resold by the Trust.

          The Trust shall redeem the Shares at the price determined as hereinafter set forth, upon the appropriately verified written application of the record holder thereof (or upon such other form of request as the Trustees may determine) at such office or agency as may be designated from time to time for that purpose by the Trustees. The Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act, regarding the redemption of Shares in the Trust's then effective registration statement or prospectus under the Securities Act of 1933.

                  SECTION 6.2. PRICE. Shares will be redeemed at their net asset value determined as set forth in Section 7.1 hereof as of such time as the Trustees shall have theretofore prescribed by resolution. In the absence of such resolution, the redemption price of Shares deposited shall be the net asset value of such Shares next determined as set forth in Section 7.1 hereof after receipt of such application.

                  SECTION 6.3. PAYMENT. Payment for such Shares shall be made in cash or in property out of the assets of the relevant series of the Trust to the Shareholder of record at such time and in the manner, not inconsistent with the 1940 Act or other applicable laws, as may be specified from time to time in the Trust's then effective registration statement or prospectus under the Securities Act of 1933, subject to the provisions of Section 6.4 hereof.

                  SECTION 6.4. EFFECT OF SUSPENSION OF DETERMINATION OF NET ASSET VALUE. If, pursuant to Section 6.9 hereof, the Trustees shall declare a suspension of the determination of net asset value, the rights of Shareholders (including those who shall have applied for redemption pursuant to Section 6.1 hereof but who shall not yet have received payment) to have Shares redeemed and paid for by the Trust shall be suspended until the termination of such suspension is declared. Any record holder who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored and withdraw any certificates on deposit. The redemption price of Shares for which redemption applications have not been revoked shall be the net asset value of such Shares next determined as set forth in Section 7.1 after the termination of such suspension, and payment shall be made within seven (7) days after the date upon which the application was made plus the period after such application during which the determination of net asset value was suspended.


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                  SECTION 6.5. REPURCHASE BY AGREEMENT. The Trust may repurchase
Shares directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the net asset value per share determined as of the time when the purchase or contract of purchase is made or the net asset value as of any time which may be later determined pursuant to Section 7.1 hereof, provided payment is not made for the Shares prior to the time as of which such net asset value is determined.

                  SECTION 6.6. REDEMPTION OF SHAREHOLDER'S INTEREST. The Trust shall have the right at any time to redeem Shares of any Shareholder for their then current net asset value per Share if at such time the aggregate purchase price of the Shares owned by the Shareholder is less than $10,000, subject to such terms and conditions as the Trustees may approve.

                  SECTION 6.7. REDEMPTION OF SHARES IN ORDER TO QUALIFY AS REGULATED INVESTMENT COMPANY; DISCLOSURE OF HOLDING. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any Person to an extent which would disqualify any series of the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption by any such Person of a number, or principal amount, of Shares or other securities of the Trust sufficient to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Trust to any Person whose acquisition of the Shares or other securities of the Trust in question would result in such disqualification. The redemption shall be effected at the redemption price and in the manner provided in Section 6.1.

                  The holders of Shares of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares of the Trust as the Trustees may deem necessary to comply with the provisions of the Internal Revenue Cods, or to comply with the requirements of any other taxing authority.

                  SECTION 6.8. REDUCTIONS IN NUMBER OF OUTSTANDING SHARES PURSUANT TO NET ASSET VALUE FORMULA. The Trust may also reduce the number of outstanding Shares pursuant to the provisions of Section 7.3.

                  SECTION 6.9. SUSPENSION OF RIGHT OF REDEMPTION. The Trustees may adopt procedures under which the Trust may declare a suspension of the right of redemption or postpone the date of

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                                                        22
payment or redemption for the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or (iv) during any other period when the Commission may for the protection of security holders of the Trust by order permit suspension of the right of redemption or postponement of the date of payment or redemption; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (ii), (iii), or (iv) exist. To the extent permitted by the Commission, (i) and (ii) above may be expanded to include other securities exchanges. Such suspension shall take effect at such time as the Trust shall specify and there shall be no right of redemption or payment on redemption until the Trust shall declare the suspension at an end.


                                   ARTICLE VII


                        DETERMINATION OF NET ASSET VALUE,
                          NET INCOME AND DISTRIBUTIONS

                  SECTION 7.1. NET ASSET VALUE. The value of the assets of any series of the Trust shall be determined by appraisal of the securities allocated to such series, such appraisal to be on the basis of the market value of such securities or, consistent with the rules and regulations of the Commission, by such other method as shall be deemed to reflect the fair value thereof, determined in good faith by or under the direction of the Trustees. Money market instruments with remaining maturities of less than sixty days shall be valued on an amortized cost basis. From the total value of said assets, there shall be deducted all indebtedness, interest, taxes, payable or accrued, including estimated taxes on unrealized book profits, expenses and management charges accrued to the appraisal date, net income determined and declared as a distribution and all other items in the nature of liabilities attributable to such series which shall be deemed appropriate. The resulting amount which shall represent the total net assets of the series shall be divided by the number of Shares of such series outstanding at the time and the quotient so obtained shall be deemed to be the net asset value of the Shares of such series (which may be rounded to the nearest whole cent). The net asset value of the Shares shall be determined at least once daily on such days and in accordance with the requirements provided for in applicable rules of the Commission, at such time or times as the Trustees shall determine. The power and duty to make the daily calculations may

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                                                        23
be delegated by the Trustees to the Investment Advisor, the Custodian, the Administrator, the Transfer Agent or such other Person as the Trustees may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

                  SECTION 7.2. DISTRIBUTIONS TO SHAREHOLDERS. The Trustees shall from time to time distribute ratably among the Shareholders of a series such proportion of the net profits, surplus (including paid-in surplus), capital, or assets of such series held by the Trustees as they may deem proper. Such distributions may be made in cash or property (including without limitation any type of obligations of such series or any assets thereof), and the Trustees may distribute ratably among the Shareholders additional Shares of such series issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine. The Trustees may in their discretion determine that, solely for the purposes of such distributions, Outstanding Shares shall exclude Shares for which orders have been placed subsequent to a specified time on the date the distribution is declared or on the next preceding day if the distribution is declared as of a day on which the Transfer Agent for the Trust or applicable series is not open for business. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the series or to meet obligations of the series, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

                  Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains, distributions, respectively, additional or lesser amounts sufficient to enable the Trust or the series to avoid or reduce liability for taxes.

                  SECTION 7.3. DETERMINATION OF NET INCOME. The net income of any series may consist of (i) all dividend and interest income accrued on portfolio assets of the series, less (ii) all actual and accrued liabilities determined in accordance with generally accepted accounting principles and plus or minus (iii) net realized or net unrealized gains and losses on the assets of the series. Interest income may include discount earned (including both original issue and market discount) on discount

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                                                        24
paper accrued ratably to the date of maturity or determined in such other manner as the Trustees may determine. Expenses of the series, including the advisory or management fee, shall be accrued each day. Such net income may be determined by or under the direction of the Trustees as of such time or times as the Trustees shall determine, and all the net income of the series, so determined, may be declared as a dividend on the Outstanding Shares of such series. If, for any reason, the net income of the series determined at any time is a negative amount, the Trustees shall have the power (i) to offset each Shareholder's pro rata share of such negative amount from the accrued dividend account of such Shareholders or (ii) to reduce the number of outstanding Shares of the series by reducing the number of Shares in the account of such Shareholder by that number of full and fractional Shares which represents the amount of such excess negative net income, or (iii) to cause to be recorded on the books of the series an asset account in the amount of such negative net income, which account may be reduced by the amount, provided that the same shall thereupon become the property of the series and shall not be paid to any Shareholder, of dividends declared thereafter upon the Outstanding Shares on the day such negative net income is experienced, until such asset account is reduced to zero; or (iv) to combine the methods described in clauses (i) and (ii) and (iii) of this sentence, in order to cause the net asset value per Share of the series to remain at a constant amount per Outstanding Share immediately after each such determination and declaration. The Trustees shall also have the power to omit to declare a dividend out of net income for the purpose of causing the net asset value per Share of the series to be increased to a constant amount. The Trustees shall not be required to adopt, but may at any time adopt, discontinue or amend a practice of maintaining the net asset value per Share of a series at a constant amount, in accordance with applicable rules under the 1940 Act.

                  SECTION 7.4. ALLOCATION BETWEEN PRINCIPAL AND INCOME. The Trustees shall have full discretion to determine whether any cash or property received shall be treated as income or as principal and whether any item of expense shall be charged to the income or the principal account, and their determination made in good faith shall be conclusive. In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much if any of the value thereof shall be treated as income, the balance, if any, to be treated as principal.

                  SECTION 7.5. POWER TO MODIFY FOREGOING PROCEDURES. Notwithstanding any of the foregoing provisions of this Article VII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per Share net asset value of the series' Shares or net income, or the declaration and payment of dividends and distributions as they

RF013
                                                        25
may deem necessary or desirable.



                                  ARTICLE VIII

                         DURATION; TERMINATION OF TRUST;

                            AMENDMENT; MERGERS, ETC.

                  SECTION 8.1. DURATION. The Trust or any series of the Trust shall continue without limitation of time but subject to the provisions of this Article VIII.

                  SECTION 8.2. TERMINATION OF TRUST OR SERIES OF THE TRUST. (a) The Trust or any series of the Trust may be terminated by the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote, at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than two-thirds of such Shares, or by such other vote as may be established by the Trustees with respect to any series of Shares. Upon the termination of the Trust or any series of the Trust,

                  (i) The Trust or the series of the Trust shall carry on no business except for the purpose of winding up its affairs.

                  (ii) The Trustees shall proceed to wind up the affairs of the Trust or the series of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or the series of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trustees on behalf of the Trust or any series of the Trust, collect its assets, sell, convoy, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property or property of the series of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property or property of the series of the Trust shall require Shareholder approval in accordance with Section 8.4 hereof.

                  (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such

RF013
                                                        26
                  releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

                  (b) After termination of the Trust or any series of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust or the series of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

                  SECTION 8.3. AMENDMENT PROCEDURE. (a) This Declaration may be amended by a vote of the holders of a majority of the Shares outstanding and entitled to vote or by any instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of a majority of the Shares outstanding and entitled to vote. The Trustees may also amend this Declaration without the vote or consent of Shareholders to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Declaration to the requirements of applicable state or federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do.

                  (b) No amendment may be made under this Section 8.3 which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares outstanding and entitled to vote, or by such other vote as may be established by the Trustees with respect to any series of Shares. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

                  (c) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

                  Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of

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                                                        27

1933, as amended, covering the first public offering of securities of the Trust shall become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

                  SECTION 8.4. MERGER, CONSOLIDATION AND SALE OF ASSETS. The Trust may with respect to the Trust or with respect to any Series of the Trust merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting the Shares outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of the Shares or by such other vote as may be established by the Trustees with respect to any series of Shares; provided, however, that, if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, the vote or written consent of the holders of a majority of the Shares outstanding and entitled to vote, or such other vote or written consent as may be established by the Trustees with respect to any series of Shares, shall be sufficient authorization; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts.

                  SECTION 8.5. INCORPORATION. With the approval of the holders of a majority of the Shares outstanding and entitled to vote, or by such other vote as may be established by the Trustees with respect to any series of Shares, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for the Shares or securities thereof or otherwise, and to lend money to, subscribe for the Shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a

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                                                        28
portion of the Trust Property for value to such organizations or entities.



                                   ARTICLE IX

                             REPORTS TO SHAREHOLDERS

                  The Trustees shall at least semiannually submit to the Shareholders a written financial report, which may be included in the Trust's prospectus, of the transactions of the Trust, including financial statements which shall at least annually be certified by independent public accountants.



                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.1. FILING. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon execution. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may hereafter be referred to in lieu of the original Declaration and the various amendments thereto.

                  SECTION 10.2. GOVERNING LAW. This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State.

                  SECTION 10.3. COUNTERPARTS. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

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                                                        29

                  SECTION 10.4. RELIANCE BY THIRD PARTIES. Any certificate executed by an individual who, according to the records of the Trust appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person entitled to rely upon such certificates in dealing with the Trustees and their successors.

                  SECTION 10.5. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.
(a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

                  (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Declaration in any jurisdiction.



RF013
                                                        30

          IN WITNESS WHEREOF, the undersigned has executed this instrument this __ day of July, 1987.


/S/ EDMUND A. HAJIM
Edmund A. Hajim
As trustee, not individually




                  On this __ day of July, in the year 1987, before me, ____________________, a notary public, personally appeared Edmund A. Hajim (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledged that he executed it.



Notary Public


SEAL

My commission expires:



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                                                        31

                  IN WITNESS WHEREOF, the undersigned has executed this instrument this __ day of July, 1987.


/S/ ALAN S. PARSOW
Alan S. Parsow
As trustee, not individually




                  On this __ day of July, in the year 1987, before me, _______________, a notary public, personally appeared Alan S. Parsow (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledged that he executed it.



Notary Public


SEAL

My commission expires:


RF013
                                                        32

                  IN WITNESS WHEREOF, the undersigned has executed this instrument this _________ day of July, 1987.

/S/ LARRY M. ROBBINS
Larry M. Robbins
As trustee, not individually




                  On this ____ day of July, in the year 1987, before me, ____________ , a notary public, personally appeared Larry M. Robins (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledged that he executed it.



Notary Public


SEAL

My commission expires:



RF013
                                                        33

                  IN WITNESS WHEREOF, the undersigned has executed this instrument this __ day of July, 1987.

/S/ MICHAEL SEELY
Michael Seely
As trustee, not individually




                  On this __ day of July, in the year 1987, before me, ________________, a notary public, personally appeared Michael Seely (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledged that he executed it.



Notary Public


SEAL

My commission expires:



RF013
                                                        34

                  IN WITNESS WHEREOF, the undersigned has executed this instrument this ___ day of July, 1987.

/S/ ROBERT H. WADSWORTH
Robert H. Wadsworth
As trustee, not individually




                  On this ____ day of July, in the year 1987, before me, ______________, a notary public, personally appeared Robert H. Wadsworth (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledged that he executed it.



Notary Public


SEAL

My commission expires:



RF013
                                                        35

                                    FUNDTRUST



                          Establishment and Designation
                  of Additional Series of Shares of Beneficial
                      Interest, Par Value $O.OO1 Per Share



     RESOLVED, that pursuant to Section 5.11(f) of the Declaration of Trust of FundTrust dated April 22, 1987, as amended and restated on July 1, 1987 ("Declaration"), the shares of beneficial interest of the Trust shall be divided into an additional separate series (the "Series");

     RESOLVED FURTHER, that the Series shall have the following special and relative rights:

                  1. The Series shall be designated "FundTrust Managed Total Return Fund."

                  2. The Series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective prospectuses and registration statement under the Securities Act of 1933. Each share of beneficial interest of the Series ("Share") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to the Series, and shall be entitled to receive its pro rata share of net assets of the Series upon liquidation of the Series, all as provided in the Declaration.

                  3. Shareholders of the Series shall vote separately as a class on any matter, except to the extent required by the Investment Company Act of 1940 or when the Trustees have determined that the matter affects only the interests of Shareholders of such Series, then only the Shareholders of such Series shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to any Series as provided in Rule 18f-2 under such Act or any successor rule and in the Declaration.

                  4. The assets and liabilities of the Trust shall be allocated among the series of the Trust as set forth in Section 5.11 of the Declaration, except that the Series shall bear its allocable portion of the remaining unamortized costs incurred and payable by the Trust in connection with its organization and registration; costs of

RF013
                                                        36
         establishing each additional series and of the registration and public offering of its Shares shall be amortized for each such series over the period beginning on the date such costs become payable and ending sixty months thereafter.

                  5. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such series, provided that such change shall not adversely affect the rights of the Shareholders of such series.

     IN WITNESS WHEREOF, the undersigned has executed this instrument this 12th day of January, 1988.

/S/ EDMUND A. HAJIM
Edmund A. Hajim


/S/ ALAN S. PARSOW
Alan S. Parsow


/S/ LARRY M. ROBBINS
Larry M. Robbins


/S/ MICHAEL SEELY
Michael Seely


/S/ ROBERT H. WADSWORTH
Robert H. Wadsworth



RF013
                                                        37

                                   FUNDTRUST



                          Establishment and Designation
                  of Additional Series of Shares of Beneficial
                      Interest, Par Value $O.OO1 Per Share



     RESOLVED, that pursuant to Section 5.11(f) of the Declaration of Trust of FundTrust dated April 22, 1987, as amended and restated on July 1, 1987 ("Declaration"), the shares of beneficial interest of the Trust shall be divided into an additional separate series (the "Series");

     RESOLVED FURTHER, that the Series shall have the following special and relative rights:

                  1.       The Series shall be designated "FundTrust
         MoneyTrust."

                  2. The Series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective prospectuses and registration statement under the Securities Act of 1933. Each share of beneficial interest of the Series ("Share") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to the Series, and shall be entitled to receive its pro rata share of net assets of the Series upon liquidation of the Series, all as provided in the Declaration.

                  3. Shareholders of the Series shall vote separately as a class on any matter, except to the extent required by the Investment Company Act of 1940 or when the Trustees have determined that the matter affects only the interests of Shareholders of such Series, then only the Shareholders of such Series shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to any Series as provided in Rule 18f-2 under such Act or any successor rule and in the Declaration.

                  4. The assets and liabilities of the Trust shall be allocated among the series of the Trust as set forth in Section 5.11 of the Declaration, except that the Series shall bear its allocable portion of the remaining unamortized costs incurred and payable by the Trust in connection with its organization and registration; costs of

RF013
                                                        38
         establishing each additional series and of the registration and public offering of its Shares shall be amortized for each such series over the period beginning on the date such costs become payable and ending sixty months thereafter.

                  5. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such series, provided that such change shall not adversely affect the rights of the Shareholders of such series.

     IN WITNESS WHEREOF, the undersigned has executed this instrument this 16th day of November, 1989.



/S/ ALAN S. PARSOW
Alan S. Parsow


/S/ LARRY M. ROBBINS
Larry M. Robbins


/S/ MICHAEL SEELY
Michael Seely


/S/ ROBERT H. WADSWORTH
Robert H. Wadsworth


RF013
                                                        39

                                    FUNDTRUST

           Amendment to Amended and Restated Declaration of Trust and
              Establishment and Designation of Additional Series of
            Shares of Beneficial Interest, Par Value $0.001 Per Share


         RESOLVED, that pursuant to Section 8.3(a) of the Declaration of Trust of FundTrust, a Massachusetts business trust (the "Trust"), dated April 22, 1987, as amended and restated July 1, 1987 (the "Declaration"), the name of the Trust is hereby changed to "Republic Funds" effective October 3, 1994;

         FURTHER RESOLVED, that pursuant to Section 5.12 of the Declaration, the name of the Trust's series FundTrust MoneyTrust is hereby changed to "Republic MoneyTrust" effective October 3, 1994;

         FURTHER RESOLVED, that pursuant to Section 5.11 of the Declaration, the shares of beneficial interest (the "Shares") of the Trust shall be divided into two additional separate series (each a "Fund" and collectively the "Funds");

         FURTHER RESOLVED, that each Fund shall have the following special and relative rights:

         1. The Funds shall be designated "Republic New York Tax Free Money Market Fund" and "Republic New York Intermediate Bond
Fund," respectively.

         2. Each Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective prospectus and registration statement on Form N-1A under the Securities Act of 1933 with respect to that Fund. Each Share of each Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of that Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to that Fund and shall be entitled to receive its pro rata share of net assets of that Fund upon liquidation of that Fund, all as provided in the Declaration.

         3. Each Fund's Shareholders shall vote separately as a class on any matter, except to the extent required by the Investment Company Act of 1940 (the "1940 Act"); or when the Trustees have determined that the matter affects only the interests of one Fund's Shareholders, then only that Fund's Shareholders shall be entitled to vote thereon; and any matter shall be deemed to have been effectively acted upon with respect to that Fund as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration.

RF013
                                                        40

         4. The assets and liabilities of the Trust shall be allocated among the Funds and the six other series of the Trust as set forth in Section 5.11 of the Declaration, except that costs of establishing each Fund and of the registration and public offering of the Shares thereof shall be amortized for each Fund over the period beginning on the date such costs become payable and ending 60 months thereafter.

         5. Subject to the provisions of Section 5.12 of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of either Fund or any other series previously, now or hereafter created, or otherwise to change the special and relative rights of either Fund or any such other series, provided that such change shall not adversely affect the rights of any Shareholder.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 27th day of July, 1994. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.


/S/ FREDERICK C. CHEN
Frederick C. Chen


/S/ ALAN S. PARSOW
Alan S. Parsow


/S/ LARRY M. ROBBINS
Larry M. Robbins


/S/ MICHAEL SEELY
Michael Seely



RF013
                                                        41

                       Republic Funds (formerly FundTrust)

                      Amendment to Declaration of Trust and
              Establishment and Designation of Additional Series of
            Shares of Beneficial Interest, Par Value $0.001 Per Share


         RESOLVED, that pursuant to Section 5.12 of the Declaration of Trust of Republic Funds (formerly FundTrust), a Massachusetts business trust (the "Trust"), dated April 22, 1987, as amended on July 1, 1987 and October 3, 1994 (the "Declaration"), the name of the Trust's series Republic MoneyTrust is hereby changed to "Republic U.S. Government Money Market Fund" effective October 14, 1994;

         FURTHER RESOLVED, that pursuant to Section 5.12 of the Declaration, the name of the Trust's series Republic New York Intermediate Bond Fund is hereby changed to "Republic New York Tax Free Intermediate Bond Fund" effective October 7, 1994;

         FURTHER RESOLVED, that pursuant to Section 5.11 of the Declaration, the shares of beneficial interest (the "Shares") of the Trust shall be divided into two additional separate series (each a "Fund" and collectively the "Funds") effective November 14, 1994;

         FURTHER RESOLVED, that each Fund shall have the following special and relative rights:

         1. The Funds shall be designated "Republic Fixed Income Fund" and "Republic International Equity Fund," respectively.

         2. Each Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective prospectus and registration statement on Form N-lA under the Securities Act of 1933 with respect to that Fund. Each Share of each Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of that Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to that Fund and shall be entitled to receive its pro rata share of net assets of that Fund upon liquidation of that Fund, all as provided in the Declaration.

         3. Each Fund's Shareholders shall vote separately as a class on any matter, except to the extent required by the Investment Company Act of 1940 (the "1940 Act") or when the Trustees have determined that the matter affects only the interests of one Fund's Shareholders, then only that Fund's

RF013
                                                        42

         Shareholders shall be entitled to vote thereon; and any matter shall be deemed to have been effectively acted upon with respect to that Fund as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration.

         4. The assets and liabilities of the Trust shall be allocated among the Funds and the eight other series of the Trust as set forth in Section
         5.11 of the Declaration, except that costs of establishing each Fund and of the registration and public offering of the Shares thereof shall be amortized for each Fund over the period beginning on the date such costs become payable and ending 60 months thereafter.

         5. Subject to the provisions of Section 5.12 of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of either Fund or any other series previously, now or hereafter created, or otherwise to change the special and relative rights of either Fund or any such other series, provided that such change shall not adversely affect the rights of any Shareholder.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 6th day of October, 1994. This instrument may be executed by the Trustees in separate counterparts but shall be effective only when signed by a majority of the Trustees.




/S/ FREDERICK C. CHEN
Frederick C. Chen


/S/ ALAN S. PARSOW
Alan S. Parsow


/S/ LARRY M. ROBBINS
Larry M. Robbins


/S/ MICHAEL SEELY
Michael Seely





RF013
                                                        43

                                 REPUBLIC FUNDS

           Amendment to Amended and Restated Declaration of Trust and
              Establishment and Designation of Additional Series of
            Shares of Beneficial Interest, Par Value $0.001 Per Share


         RESOLVED, that pursuant to Section 5.12 of the Amended and Restated Declaration of Trust of Republic Funds, a Massachusetts business trust (the "Trust"), dated July 1, 1987, as amended, the name of the Trust's series Republic New York Tax Free Intermediate Bond Fund is hereby changed to "Republic New York Tax Free Bond Fund" effective November 20, 1994;

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 20th day of November, 1994. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.


/S/ FREDERICK C. CHEN
Frederick C. Chen


/S/ ALAN S. PARSOW
Alan S. Parsow


/S/ LARRY M. ROBBINS
Larry M. Robbins


/S/ MICHAEL SEELY
Michael Seely


RF013
                                                        44

                                 REPUBLIC FUNDS


           Amendment to Amended and Restated Declaration of Trust and
              Establishment and Designation of Additional Series of
            Shares of Beneficial Interest, Par Value $0.001 Per Share


         RESOLVED, that pursuant to Section 5.11 of the Declaration of Trust of Republic Funds, a Massachusetts business trust (the "Trust"), dated April 22, 1987, as amended and restated July 1, 1987 (the "Declaration") and as further amended, the shares of beneficial interest (the "Shares") of the Trust shall be divided into one additional separate series (the "Fund");

     FURTHER RESOLVED, that the Fund shall have the following special and relative rights:

         1.       The Fund shall be designated "Republic Equity Fund".

         2. The Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective prospectus and registration statement on Form N-IA under the Securities Act of 1933 with respect to the Fund. Each Share of the Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to the Fund and shall be entitled to receive its pro rata share of net assets of the Fund upon liquidation of the Fund, all as provided in the Declaration.

         3. The Fund's Shareholders shall vote separately as a class on any matter, except to the extent required by the Investment Company Act of 1940 (the "1940 Act"); or when the Trustees have determined that the matter affects only the interests of one series' Shareholders, then only that series' Shareholders shall be entitled to vote thereon; and any-matter shall be deemed to have been effectively acted upon with respect to that series as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration.

         4. The assets and liabilities of the Trust shall be allocated among the Fund and the eight other series of the Trust as set forth in Section
         5.11 of the Declaration, except that costs of establishing the Fund and of the registration and public offering of the Shares thereof shall be amortized for the Fund over the period beginning on the date such costs become payable and ending sixty months

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


         thereafter.

         5. Subject to the provisions of Section 5.12 of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of the Fund or any other series previously, now or hereafter created, or otherwise to change the special and relative rights of the Fund or any such other series, provided that such change shall not adversely affect the rights of any Shareholder.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 7th day of April, 1995. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.



/S/ FREDERICK C. CHEN
Frederick C. Chen


/S/ ALAN S. PARSOW
Alan S. Parsow


/S/ LARRY M. ROBBINS
Larry M. Robbins


/S/ MICHAEL SEELY
Michael Seely


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                                                        46